Exhibit (c)(2)

Confidential Project Garnet Discussion Materials for the Transaction Committee of the Board of Directors 18 April 2014

Confidential

Project Garnet

Disclaimer

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We have (i) assumed that any forecasted financial information contained herein reflects the best available estimates of future financial performance, and (ii) not made any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction, nor have we been furnished with any such valuations or appraisals, upon which we have relied without independent verification.

The purpose of this document is to provide the recipient with an explanation of the basis upon which Morgan Stanley is issuing a financial opinion letter in relation to the proposed transaction. This document should be read in conjunction with and is subject to the terms of such financial opinion. This document supersedes any previous documents or presentations delivered by Morgan Stanley to the recipient in connection with the proposed transaction.

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Confidential Project Garnet 3 Section 1 Transaction Updates

Confidential

Project Garnet

TRANSACTION UPDATES

Updates Since Last Meeting

- February 17, 2014: announcement of transaction with TPG / Fosun / Roberta at $19.50 / share ("TPG Transaction")
- March 10: Garnet reported 2013 full year results
- Conducted comprehensive 45-day "go-shop" which ended on April 3
  - 43 go-shop participants [1]
  - 7 parties signed NDAs (Sponsor A, Sponsor B, Sponsor C, Sponsor D, Strategic A, Strategic B, Strategic C)
  - Along the way Sponsor A, Sponsor B, Sponsor C and Strategic A were permitted to potentially partner
  - Sponsor A and Sponsor B submitted preliminary proposal on March 13th ($21.86 / share [2] subject to diligence among other conditions)
- Sponsor A submitted firmed up proposal on April 3rd at $21.66 / share [2] subject to confirmation of their equity capital structure and definitive agreements
  - Sponsor A and its 3 potential partners deemed Excluded Persons
- Sponsor A submitted binding proposal on April 13th at $23.00 / share ("Sponsor A Transaction")
- Notice to TPG group and press release on April 14th
- TPG submitted a revised proposal on April 17th / April 18th at $24.00 / share ("Revised TPG Transaction")

Notes
1. Counts all parties that placed inbounds or received outbound calls
2. $415MM equity value and implied price based on share count known at the time

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Project Garnet

Confidential

TRANSACTION UPDATES

Go Shop Participants

Asia-focused Private Equity Funds

- Advent International
- Bain Capital
- ✓ **Carlyle**
- CCBI
- **CDH***
- Citic Capital
- Citic Industrial Fund
- Columbia Pacific Capital Management
- CVC
- Hony Capital
- KKR
- ✓ **Mount Kellett Capital**
- ✓ **Primavera Capital**
- Sequoia Capital
- Temasek
- Warburg Pincus

* Signed NDA

✓ Submitted Proposal / Excluded Party

Strategic Buyers

State-Owned National Champions

- China Resources Healthcare
- Sinopharm

US Hospitals

- **Select Medical***
- HCA
- Community Health
- Health South
- Kindred Healthcare

Other

- AIA (China)
- Asklepios (Germany)
- BUPA (UK)
- DaVita HealthCare (US)
- Fresenius / Helios (Germany)
- Mitsui & Co. (Japan)
- Rhoen Klinikum (Germany)
- ✓ **Ruentex Group (Taiwan)**
- Sana (Germany)
- Spire (UK)

Asia-Based Strategics

- China Healthcare Holding Corporation (China)
- Concord Medical (China)
- IHH Healthcare / Parkway (Malaysia)
- Fortis Healthcare (India)
- **Ramsay Health Care / Sime Darby (Australia / Malaysia)***
- Raffles Medical Group (Singapore)

Investment Banks (On Behalf of Clients)

- Moelis
- Deutsche Bank
- Citi
- JP Morgan

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Confidential

Project Garnet

TRANSACTION UPDATES

Summary of Key Transaction Terms (Revised TPG Transaction)

Key Terms and Buyer Conditions

Price / Premium (pre Feb-17)	• $24.00 per share in cash • Implied Premium: - 23.1% vs. original TPG Transaction price ($19.50) - 39.9% vs. day pre-TPG Transaction announcement [1] - 44.5% vs. 30 Day VWAP [2] - 24.9% vs. 52-Week High [3]
Transaction Metrics	• Implied Equity Value: $461MM [4] • Implied Aggregate Value: $438MM [5] • AV / 2013 EBITDA (Unadj. / Adj.): 28.0x / 15.1x [6]
Key Closing Conditions	• Regulatory approvals (including Chinese antitrust approval) • Garnet shareholder vote ("majority of minority") • Conditions regarding representations & warranties, covenants and injunctions
Other Provisions	• All equity financed • 3.2% break fee • 6.7% reverse break fee • Rollover by Fosun and Roberta Lipson • Certain commitments to fund additional $130MM for pipeline post-closing

Notes
1. Share price of $17.15 as of February 14, 2014
2. 30 day VWAP of $16.61 as of February 14, 2014
3. Share price of $19.12 as of August 6, 2013. Highest price prior to that was $17.95 on July 16, 2013 (28.1% premium)
4. Assumes 17.1MM shares of Common Stock, 1.2MM shares of Class B Common Stock and dilution of options and PRSUs under the treasury stock method as of 4/10/2014
5. Based on $30MM of debt and $54MM of cash and cash equivalents as of 12/31/2013 (per 10-K filing)
6. Adj. EBITDA backs out startup and development costs; 2013 EBITDA adjusted for $2.5MM of non-recurring transaction costs per company earnings release

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Confidential

Project Garnet

TRANSACTION UPDATES

Summary Comparison of Terms

	TPG Transaction	Sponsor A Transaction	Revised TPG Transaction
Buyer Group	TPG Capital, Fosun, Roberta Lipson	Sponsor A	TPG Capital, Fosun, Roberta Lipson
Price per Share	$19.50	$23.00	$24.00
Management	• Roberta Lipson Roll-over • Support Agreement • Pipeline Funding	• Welcome participation but not contingent • No agreements at this time on participation, employment, pipeline, etc. • Willing to fund pipeline at similar levels as TPG but no written commitment as of now	• Same as TPG Transaction
Fosun	• Fosun Participation • Conditionality related to Fosun shareholder vote (voting agreement for 40% of sharing)	• Welcome participation subject to limit to avoid Fosun shareholder vote	• Fosun Participation • Conditionality related to Fosun removed • TPG backstopping entire funding amounts
Other Provisions (Largely Same)	• Regulatory approvals • Conditions regarding representations & warranties, covenants and injunctions	• Same	• Same
Other Terms	• 45 day go-shop period with 1% break fee ($3.7MM); 3.25% thereafter ($12.0MM) • 8% reverse break fee	• No shop; 3.2% break fee ($14.0MM) • 6.7% reverse break fee ($29.5MM)	• No shop; 3.2% break fee ($14.6MM) • 6.7% reverse break fee ($30.8MM)

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Confidential 0 4 8 12 16 20 24 12/3/2012 1/22/2013 3/11/2013 4/26/2013 6/13/2013 7/31/2013 9/17/2013 11/1/2013 12/19/2013 2/7/2014 4/11/2014 USD New Proposal 4/25/2013 $16.50 New Proposal 8/2/2013 $20.00 Final TPG Proposal 12/16/2013 $19.50 New Proposal 6/14/2013 At Least $20.00 Recent Share Price Performance Since 12/3/2012; Rebased to Garnet Share Price ($) TRANSACTION UPDATES 8 Notes 1. Market data as of 4/11/2014 2. Tier 1 Asian Comparables include Bangkok Dusit, Bumrungrand, KPJ and Bangkok Hospital on an equal weighting basis 3. Tier 2 Asian Comparables include Apollo, Raffles, IHH and Fortis on an equal weighting basis 4. US Hospitals include HCA, VHS, CYH, UHS, THC, HMA and LPNT on an equal weighting basis. HMA and VHS excluded after 5/24/13 an d 6 /21/13 respectively due to acquisition news 5. Small to Mid - Cap High Growth Healthcare Services include BioScrip, AmSurg, Advisory Board, Athenahealth, HMS and IPC on an equal weighting basis ; Accretive Health is removed from the analysis due to the company’s disclosure of its evaluation of its revenue recognition practices Garnet Halter Index Tier 1 Asian Comparables (2) Tier 2 Asian Comparables (3) US Hospital Comparables (4) Small to Mid - Cap High Growth Healthcare Services Comparables (5) 56.7% 7.7% 11.0% 43.1% 29.0% 89.2% Garnet Initial Proposal 12/24/2012 $14.00 - $15.00 • Since beginning of December 2012, Garnet’s share price has significantly outperformed its peers except for the Halter Index and appreciated 89% • Pull back in 2014 in line with peers • Trading affected by Feb. 17 transaction announcement Project Garnet Garnet earnings release TPG Transaction Announcement 2/17/2014 $19.50 Sponsor A Proposal 4/13/2014 $23.00 Recent Share Price Performance (1) Revised TPG Proposal 4/17/2014 $24.00

Confidential 0 500 1,000 1,500 2,000 2,500 3,000 0 5 10 15 20 25 30 Feb-09 Aug-09 Feb-10 Aug-10 Feb-11 Aug-11 Jan-12 Jul-12 Jan-13 Jul-13 Feb-14 Volume Price 0 10 20 30 1994 1999 2004 2009 2013 Project Garnet TRANSACTION UPDATES 9 Notes 1. Market data as of 2/14/2014, last day prior to transaction announcement 2. Assumes 17.1MM shares of Common Stock, 1.2MM shares of Class B Common Stock and dilution of options and PRSUs under the treas ury stock method as of 3/27/2014 3. Based on $30MM of debt and $54MM of cash and cash equivalents as of 12/31/2013 (per 10 - K filing) 4. Float as of 2/14/2014 Source Capital IQ 14 - Jun - 10 Garnet and Fosun Pharma agree to stock sale and to form a medical products joint venture 27 - Aug - 10 Fosun Pharma acquires $14MM of Garnet common stock 28 - Dec - 10 Garnet and Fosun Pharma form medical products joint venture $19.50 TPG Transaction Garnet Long - Term Trading Performance Last Five Years 0 10 20 30 1994 1999 2005 2010 2014 Since IPO (1) 6 - Aug - 13 52 - Week High driven by spike preceding Q2 earnings release 11 - Nov - 13 Garnet FY13 Q3 earnings release 13 - Mar - 13 Garnet FY12 earnings release $ / Share 000s Garnet Long - Term Trading Performance (1) $23.00 Sponsor A Transaction 3M ADTV 26,700 shares % of TSO 0.1% / 683 days % of Float (4) 0.2% / 402 days Volume Statistics $24.00 Revised TPG Transaction Implied Premium Share Price $19.50 $24.00 Current (Pre Feb-17) $17.15 13.7% 39.9% FDSO 19.05 Market Cap ($MM) (2) 327 Net Debt (3) (23) Agg. Value ($MM) 303 Trading Metrics (Pre Feb-17) 30 Day VWAP $16.61 17.4% 44.5% 1 Month Average $16.60 17.5% 44.6% 3 Month Average $16.52 18.0% 45.3% 6 Month Average $16.70 16.7% 43.7% LTM Average $15.74 23.9% 52.5% 3 Year Average $12.68 53.8% 89.2% 5 Year Average $12.62 54.5% 90.2% 52 Week High $19.21 1.5% 24.9% 52 Week Low $10.66 82.9% 125.1% Garnet Share Performance (1)

Confidential Background on Financial Projections Project Garnet TRANSACTION UPDATES 10 • All models shared with TPG were also shared with Sponsor A in the dataroom during go - shop period Base Business Plan (“Base Plan”) • Projections for all existing facilities prepared on a facility - by - facility level • 5 - year projection set (2013 - 2017; later also 2018) • Annual budget Board approved at year - end • Quarterly update of current year and roll forward / update for subsequent years • Key models reviewed over time with the Transaction Committee – January 2013 Model : operating model at the time revised to reflect increased expenses in 2013 budget and beyond. Basis for review of initial TPG proposal – October 2013 Model : update presented to the Board in mid - October and shared with TPG / MS. Also includes 2018 projections – In January 2014, management provided “2014 Budget” • 2013 earnings release on March 10, 2014 Sensitivities to Base Plan • In previous discussions, the Transaction Committee has expressed concerns about the achievability of the projections and general risks associated with operating in China and as directed by the Transaction Committee we have prepared: – Sensitivities on growth and margin – Further sensitivity based on historical track - record of performance vs. projections applied to Base Plan ( “Sensitivity Plan” ) • In performing our analysis, the Transaction Committee directed us to assume that the scenario represented by the Sensitivity Plan is more likely to be achieved than the Base Plan given the Company’s historical track - record of failure to achieve projections Illustrative Sensitivities on Growth Projects • In addition to existing facilities, the Company maintains a pipeline of growth projects for new facilities • Separate illustrative models for each growth facility – Projections extend beyond 2018 – Not regularly updated – Projections generally not Board reviewed / approved • Growth facilities are not funded or board approved • For some analyses in addition to Base Plan, illustrative sensitivities include impact from growth projects ( “Illustrative Base + Growth Sensitivity” )

Confidential 2013 Financial Update Project Garnet TRANSACTION UPDATES 11 • After relatively strong Q1, performance slightly weaker in Q2, and further weakening in Q3 and Q4 – Below budget on revenue and EBITDA • Biggest impacting factors relative to budget: – Delay in opening Rehab (3Q vs. 2Q) and corresponding impact on revenue, expenses and startup costs – Physician departures in SHU market in 3Q and ramp up of new physicians • As part of Q3 earnings release, revised public guidance downwards • Q4 below expectations due to slower SHU ramp up post Q3 and higher discounting in Rehab • FY 2013 revenue of $179MM (8% below budget), $16MM EBITDA (20% below budget) and $29MM Adjusted EBITDA (15% below budget) (1) Note 1. Adj. EBITDA backs out startup and development costs; 2013 EBITDA adjusted for $2.5MM of non - recurring transaction costs

Confidential

Project Garnet

TRANSACTION UPDATES

2013 Financial Update (cont'd)

2013 Financial Update Summary [1]

$MM, unless otherwise noted

	1H Actual	1H Δ to Budget	1H Δ to June Model	3Q Actual	3Q Δ to Budget	3Q Δ to June Model	3Q Δ to October Model	4Q Actual	4Q Δ to Budget	4Q Δ to Q4 Outlook	2013 Full Year: Budget (March 2013)	2013 Full Year: June 2013 Model	2013 Full Year: October 2013 Model	2013 Full Year: Q4 Outlook	2013 Full Year: FY 2013	2013 Full Year: Original Public Guidance	2013 Full Year: Revised Public Guidance
Revenue	87.5	(3.3)	(1.3)	43.1	(6.0)	(5.9)	(0.4)	48.8	(5.8)	(2.5)	194.5	192.1	183.4	181.9	179.4	193 - 196	180 - 186
EBITDA (Pre-Transaction Costs) [2]	9.1	2.9	(2.5)	1.3	(3.0)	(4.1)	(1.3)	5.2	(3.7)	(0.8)	19.5	26.5	20.2	16.5	15.6	17 - 19	N / A
% Margin	*10.4%*	*354 bps*	*(267) bps*	*2.9%*	*(580) bps*	*(808) bps*	*(305) bps*	*10.7%*	*(569) bps*	*(112) bps*	*10.0%*	*13.8%*	*11.0%*	*9.1%*	*8.7%*		
Adjusted EBITDA Adjustments	*5.6*	*(2.9)*	*0.1*	*3.7*	*(0.2)*	*1.2*	*0.1*	*4.1*	*0.2*	*0.1*	*14.6*	*9.5*	*11.6*	*13.4*	*13.4*	14 - 15	N / A
Adjusted EBITDA	14.7	(0.0)	(2.4)	5.0	(3.3)	(3.0)	(1.2)	9.4	(3.5)	(0.8)	34.1	36.0	31.8	29.8	29.1	32 - 33	30 - 31
% Margin	*16.8%*	*59 bps*	*(242) bps*	*11.6%*	*(522) bps*	*(468) bps*	*(266) bps*	*19.2%*	*(444) bps*	*(60) bps*	*17.5%*	*18.8%*	*17.3%*	*16.4%*	*16.2%*	*16.3% - 17.1%*	*15.9% - 17.2%*

Notes

1. Based on Garnet management quarterly EBITDA summaries
2. Adjusted for non-recurring transactions costs of $1.2MM in 3Q and $1.3MM in 4Q (total $2.5MM in FY13)

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Confidential 2014 YTD Update Project Garnet TRANSACTION UPDATES 13 Note 1. $1.3MM non - recurring transaction costs • Revenue below budget largely driven by BJU surgery underperformance • EBITDA ahead of budget • Management has indicated that overall it believes to be on track to achieve budget for the year $MM, unless otherwise noted Actual Budget Δ to Budget Revenue 31.5 33.6 (2.2) % Growth EBITDA (Pre-transaction Costs) (1) 9.2 6.0 3.1 % Margin 29.1% 18.0% 1,113 bps Other EBITDA Adjustments 3.7 2.0 1.8 Adjusted EBITDA 5.4 4.1 1.3 % Margin 17.2% 12.2% 505 bps 2014 YTD Through February

Confidential History of Projections – Long - Term Perspective TRANSACTION UPDATES 14 Project Garnet 0 100 200 300 400 2009 2010 2011 2012 2013 2014 2015 2016 2017 Revenue $MM Actual 2008 5 - year Plan (1)(2) 2009 5 - year Plan (1) 2010 5 - year Plan 2011 5 - year Plan 2012 5 - year Plan October 2013 Model Notes 1. 2008 + 2009 plans show data from Healthcare Services Division. Given fiscal year change in 2010, the 2008 + 2009 plans show pro jected March year - end years as December year - end (e.g. FY 3/2012 shown as 12/2011) 2. 2008 Plan assumed GZU opening in 2011 0 40 80 120 2009 2010 2011 2012 2013 2014 2015 2016 2017 EBITDA $MM December 31 st Year End December 31 st Year End 2008 (1) (2) 2009 (1) 2010 2011 2012 2013 Average T+<1 85% 92% NA 105% 101% 96% 96% T+1 72% 64% 77% 108% 96% 84% T+2 50% 58% 77% 92% 69% T+3 51% 65% 79% 65% T+4 57% 65% 61% Revenue % vs. Actual 2008 (1) (2) 2009 (1) 2010 2011 2012 2013 Average T+<1 NA 105% NA 48% 78% 76% 76% T+1 60% 74% 48% 65% 46% 59% T+2 31% 29% 44% 44% 37% T+3 14% 35% 32% 27% T+4 17% 26% 22% EBITDA % vs. Actual

Confidential 197 229 265 292 315 184 244 278 310 340 368 200 192 201 208 224 0 100 200 300 400 2013E 20.7% 2014E 32.7% 2015E 14.0% 2016E 11.4% 2017E 9.7% 2018E 8.1% $MM Net Revenue 18 30 41 47 51 20 37 47 57 65 72 29 33 37 40 44 0 20 40 60 80 2013E 10.7% 2014E 14.6% 2015E 16.6% 2016E 18.0% 2017E 18.7% 2018E 19.1% EBITDA (2) $MM 16 12 20 26 29 32 (13) 16 25 32 37 43 (3) 17 21 22 26 (40) (20) 0 20 40 60 2013E 2014E 2015E 2016E 2017E 2018E Free Cash Flow (3) $MM Comparison of Financial Projections Project Garnet TRANSACTION UPDATES 15 Notes 1. Projections provided in RMB and converted at current exchange rate of 6.21 RMB / USD as of 4/11/2014 for Sensitivity Plan and October 2013 Model and 6.22 RMB / USD as of 1/24/2013 for January 2013 Model 2. Unadjusted EBITDA = Operating income + D&A. No add - back for start - up / development costs. 3. Free Cash Flow defined as NOPAT (at 35.0% tax rate) + D&A + Change in Net Working Capital – Capital Expenditures 4. January 2013 Model projections provided out to 2017E . Per Management guidance, sensitivity analyses used illustrative 5% growth and constant margin for Base Business past 2017E 5. CAGR based on 2013 Actual figure January 2013 Model vs. October 2013 Model vs. Sensitivity Plan (1) = January 2013 Model = October 2013 Model = Sensitivity Plan = 2013 Actual = 2014 Budget 179 35 240 January 2013 Model ’13 - ’18 CAGR: 10.9% (4) October 2013 Model ’13 - ’18 CAGR: 15.4% (5) Sensitivity Plan ’13 - ’18 CAGR: 4.6% (5) January 2013 Model ’13 - ’18 CAGR: 24.6% October 2013 Model ’13 - ’18 CAGR: 35.7% (5) Sensitivity Plan ’13 - ’18 CAGR: 23.0% (5) Historical Plan Achievement Applied for Sensitivity Plan Oct 2013 Model Growth (%): Oct 2013 Model Margin (%): 2008 (1) (2) 2009 (1) 2010 2011 2012 2013 Average T+<1 85% 92% NA 105% 101% 96% 96% T+1 72% 64% 77% 108% 96% 84% T+2 50% 58% 77% 92% 69% T+3 51% 65% 79% 65% T+4 57% 65% 61% Revenue % vs. Actual • Since last meeting RMB has strengthened 2.5%, lowering financials on a converted USD basis

Confidential $MM, unless otherwise noted Method Metric Implied Share Price Trading Statistics (2) 52-Week Low - High (pre Feb-17) Trading Multiples (3) Garnet Historical LTM EBITDA: 11.0 - 15.0x $16MM Comps Historical LTM EBITDA: 14.0 - 20.0x $16MM Discounted Future Equity Value (4) PV of 2014 - 2015 11.0x LTM AV / EBITDA (5-year Historical Avg. Multiple) Sensitivity Plan PV of 2014 - 2015 15.0x LTM AV / EBITDA ('13 / '14 YTD Avg. Multiple) Sensitivity Plan Precedent Transactions (3) LTM AV / EBITDA: 15.0x - 20.0x $16MM Premium to Day Pre-TPG Transaction Announcement: 30 - 40% Premium to 52-Week High: 0 - 15% LBO Analysis (5) 5 year IRR 25-30% (Exit at 11x LTM EBITDA) 5 year IRR 25-30% (Exit at 17x LTM EBITDA) 5 year IRR 30-35% (Exit at 14x LTM EBITDA) 5 year IRR 30-35% (Exit at 20x LTM EBITDA) Discounted Cash Flow (5) 5 Years; 9.0 - 11.0% discount rate; 2.50 - 3.50% PGR January 2013 Model Sensitivity Plan $10.66 $10.25 $12.75 $18.50 $15.75 $25.00 $21.00 $13.75 $22.25 $19.25 $12.75 $18.75 $12.00 $19.50 $20.75 $18.00 $13.25 $19.21 $13.75 $17.50 $24.25 $17.00 $32.00 $22.50 $17.50 $24.00 $22.00 $15.75 $22.75 $15.75 $24.75 $30.75 $26.00 $19.50 $0.00 $10.00 $20.00 $30.00 $40.00 Garnet Implied Share Price (1) Assumes 25% Target IRR; 14.0x LTM Exit Multiple; 5-Year Investment '13 - '18 2018E EBITDA Margin Rev. CAGR 14.0% 16.0% 18.0% 19.6% 22.0% 10.0% $10.27 $12.08 $13.87 $15.26 $17.40 12.5% $11.53 $13.52 $15.47 $17.01 $19.37 15.4% $13.15 $15.35 $17.54 $19.27 $21.91 17.5% $14.37 $16.75 $19.13 $21.00 $23.86 20.0% $15.97 $18.58 $21.19 $23.25 $26.40 Implied LBO Potential Offer Price (6) Assumes 10.0% Discount Rate; 3.0% PGR '13 - '18 2018E EBITDA Margin Rev. CAGR 14.0% 16.0% 18.0% 19.6% 22.0% 10.0% $11.72 $14.29 $16.81 $18.81 $21.86 12.5% $13.59 $16.39 $19.18 $21.38 $24.74 15.4% $15.96 $19.09 $22.21 $24.68 $28.45 17.5% $17.76 $21.15 $24.53 $27.20 $31.28 20.0% $20.12 $23.83 $27.55 $30.48 $34.98 DCF Sensitivity (6) October 2013 Model (19.6 % Margin, 15.4% CAGR) January 2013 Model (16.3 % Margin, 10.9% CAGR) Summary of Valuation Analyses Project Garnet TRANSACTION UPDATES 16 Base Plan (2014 Budget + October 2013 Model) Illustrative Base + Growth Sensitivity Notes 1. Assumes 17.1MM shares of Common Stock, 1.2MM shares of Class B Common Stock and dilution of options and PRSUs under the treasury stock method. All values rounded to nearest $0.25 2. Market data as of 2/14/2014 3. LTM based on 12/31/2013 (per 10 - K filing ). EBITDA adjusted for non - recurring transaction costs of $2.5MM. Premiums applied to metrics pre Feb - 17 4. Projected future price discounted back at the cost of equity mid - point of 10.5%; ’13 / ’14 YTD average multiple includes data up to 2/14/2014 5. Based on 12/31/2013 transaction date; DCF analysis assumes 35% tax rate 6. Assumes parallel shifts in growth and margin trajectory over time. Capital expenditures and change in net working capital flexed as % of revenue 7. Applies average % revenue achievement of past 5 - year plans to Base Plan metrics (EBITDA, Free Cash Flow). Constant % applied in out years. Future net debt balance increased by cumulative delta in free cash f low 8. Includes illustrative value of $1.84 per share from CML based on 30% of $118MM book value as of 12/31/2013 and fully diluted sha res outstanding at $23.00 per share 2/14/14 30 Day VWAP: $16.61 Including CML Value (8) Sensitivity Plan (7) 2/14/14 Price: $17.15 TPG Transaction: $19.50 Sponsor A Transaction: $23.00 Revised TPG Transaction: $24.00

Confidential Project Garnet 17 Appendix A Review of Financial Projections

Confidential 1 19 0 0 0 0 11 14 5 6 5 5 5 5 1 2 3 4 4 4 4 2 11 6 1 1 2 1 1 0 18 9 0 0 0 0 0 24 40 17 30 12 11 11 8 0 20 40 60 2011A 2012A 2013A 2014B 2015E 2016E 2017E 2018E Capital Expenditures (4) $MM (14) (14) (10) (11) (11) (11) (12) (12) 12 16 18 24 28 33 36 39 14 20 15 23 28 31 33 35 (0) (1) 0 0 0 1 1 1 (1) (3) (2) (1) 0 1 1 2 0 0 (5) (1) 1 4 5 7 11 17 16 35 47 57 65 72 (20) 0 20 40 60 80 100 2011A 9.7% 2012A 11.4% 2013A 8.7% 2014B 14.5% 2015E 17.0% 2016E 18.4% 2017E 19.2% 2018E 19.6% EBITDA (3) $MM 67 83 101 135 151 166 182 196 45 64 66 80 97 106 114 122 2 2 4 5 6 6 7 7 0 3 6 9 11 14 16 18 2 10 14 18 21 24 114 152 179 240 278 310 340 368 0 100 200 300 400 2011A NA 2012A 33.3% 2013A 17.7% 2014B 33.6% 2015E 16.2% 2016E 11.4% 2017E 9.7% 2018E 8.1% Net Revenue (2) Summary of Financial Projections Project Garnet REVIEW OF FINANCIAL PROJECTIONS 18 Growth (%): • 2014 based on budget • 2015 – 2018 based on October 2013 Model • Significant revenue and EBITDA growth driven by: – Organic growth and addition of new services in existing markets, particularly Beijing and Shanghai – New Rehab facility (opened July 2013 ) – Ramp - up in Tianjin facility (opened in 2011) • Significant capital expenditures related to expansions in 2011 - 2014 Management Projections (2014 Budget + October 2013 Model) – Base Plan (1) ’13 - ’18 CAGR : 15.4% ’13 - ’18 CAGR: 35.7% = Overhead / Adjustments = Beijing = Shanghai = Guangzhou = Tianjin = Beijing Rehab = Consolidated (9) (14) (2) (26) (7) (7) (8) (8) (3) (3) 8 11 15 18 20 21 9 18 3 11 16 18 19 23 (0) (0) (0) 0 0 0 0 0 (12) (6) (2) (1) (1) 0 1 2 0 (16) (20) (0) 1 3 4 5 (16) (22) (13) (4) 25 32 37 43 (60) (40) (20) 0 20 40 60 80 2011A 2012A 2013A 2014B 2015E 2016E 2017E 2018E Free Cash Flow (5) $MM Margin (%): Total EBITDA Notes 1. 2011A – 2013A as reported in financial statements (delta to management report by facility accounted for in overhead, unless otherwise noted); Projections provided in RMB and converted at current exchange rate of 6.21 RMB / USD as of 4/11/2014 2. Delta between reported numbers and model accounted for in Beijing and Shanghai for 2011A and 2012A and in Shanghai for 2013E and 2014E 3. Unadjusted EBITDA = O perating income + D&A. No add - back for start - up / development costs; 2013A EBITDA adjusted for non - recurring transaction costs 4. Delta between reported numbers and model accounted for in overhead for 2011A, Rehab for 2012A, Beijing, Shanghai and Rehab for 2013A and overhead for 2014E 5. Free Cash Flow defined as NOPAT (at 35.0% tax rate) + D&A + Change in Net Working Capital – Capital Expenditures; Delta between reported numbers and model accounted for in overhead for 2011A, 2012A and 2013A 2013E Revised Guidance : $ 180 – 186MM

Confidential Summary Comparison of 2014 Budget REVIEW OF FINANCIAL PROJECTIONS Note 1. Projections provided in RMB and converted at current exchange rate of 6.21 RMB / U SD as of 4 /11/2014 for 2014 Budget and Oct. 2013 Model and 6.22 RMB / USD as of 1/24/2013 for January 2013 Model Project Garnet 19 • Key metrics below October 2013 Model but above January 2013 Model • 2014 capital expenditure budget significantly above previous models – Based on current resources and does not anticipate any additional external funding – $20MM of capital expenditures for existing facilities – $10MM for growth initiatives including new clinics in Beijing and Shanghai plus $5MM minimum required funding for pipeline projects (Qingdao and Guangzhou) to maintain viability 240 244 229 0 100 200 300 2014 Budget Oct. 2013 Model Jan. 2013 Model Net Revenue (1) $MM 35 37 30 0 10 20 30 40 2014 Budget Oct. 2013 Model Jan. 2013 Model EBITDA (1) $MM 21 23 20 0 5 10 15 20 25 2014 Budget Oct. 2013 Model Jan. 2013 Model EBIT (1) $MM 30 12 3 0 10 20 30 40 2014 Budget Oct. 2013 Model Jan. 2013 Model Capital Expenditures (1) $MM 36 With Minimum R equirement for Pipeline Projects

Confidential 39 17 94 150 11 11 8 0 60 120 180 2012A 2013A 2014B 2015E 2016E 2017E 2018E Capital Expenditures $MM (22) (1) (63) (111) 38 67 101 (200) 0 200 2012A 2013E 2014B 2015E 2016E 2017E 2018E EBITDA – Capital Expenditures $MM 17 16 30 39 49 78 109 (100) 0 100 200 300 2012A 2013A 2014B 2015E 2016E 2017E 2018E EBITDA (1) $MM Illustrative Long - Term Trajectory Including Growth Projects Project Garnet REVIEW OF FINANCIAL PROJECTIONS 20 Management Projections (Base Plan + Growth Projects) Notes 1. Burdened by startup costs 2. Guangzhou includes phase 2 capital expenditures of ~$15MM in 2020E. Pudong per March 2014 update for newly identified site = Qingdao = Haidian = Pudong = Guangzhou United = Overhead / Adjustments = Beijing = Shanghai = Guangzhou = Tianjin = Beijing Rehab Base: Growth: Delta to Base Plan (4) (8) (8) 12 Delta to Base Plan (67) (147) (8) 12 = Total Garnet 37 37 Investment Case Current Growth CapEx $8M $18MM 1st EBITDA+ 2012 2015 Tianjin Case Study Growth Opening CapEx (2) Beds Year Yr 5 EBITDA 104.9 199 2016 31.6 35.7 60 2016 14.9 Qingdao Haidian Pudong Guangzhou 52.4 80 2016 23.0 25.8 50 2015 7.3 Total 218.9 389 76.8 Growth Projects

Confidential

Project Garnet

- Garnet represents a highly attractive investment
  - Unique premium care provider with trusted brand
  - Rapidly expanding healthcare services opportunity in China
  - Strong growth potential
- However, the company faces significant execution risk and certain structural challenges
- Additional structural considerations include
  - Funding constraints (~$250MM pipeline funding needs)
  - Small scale
  - Low trading liquidity / limited float
  - No research coverage

REVIEW OF FINANCIAL PROJECTIONS

Summary Considerations

TPG Key Diligence Concerns – For Reference

Theme	Diligence Finding	Assumption in Management Model
Pricing Pressure	• Sharp declines in BJU Average Selling Prices YoY (1H'13 vs. 1H'12) – IP Charge / IP Day: (13%) OB/GYN, (31%) Surgical, (7%) Total – OP Charge / Visit: (1%) OB/GYN, (7%) Surgical, (4%) Total	• Generally constant ASPs
Increasing Discounts	• E.g. BJU insurance discounts have increased from 6.6% in 2009 to 12.4% in 2012, driven by increases for payors with lower discounts (while payors with high discount levels have remained steady) • Risk of discounts continuing to creep up for payors with currently no or lower discount level	• Flat discounts in model (12% BJU, 15% SHU)
SHU Relocation	• SHU currently close to capacity and government may require relocation in the future • Relocation would require incremental capital and cause a potential disruption to operations	• Model does not reflect a relocation (capital or disruption)
Recent Performance	• Revenue and EBITDA variance vs. budget and forecast in 2Q, 3Q and 4Q • Deferred start-up costs due to Rehab delay • SHU underperformance due to physician departure	• October 2013 Model not fully recalibrated for 3Q and 4Q performance
Pipeline Track-record	• Mixed track-record of historical expansion projects (delays, slower ramp, higher CapEx), e.g. TJU actual performance vs. initial investment case – Higher CapEx spend ($18MM vs. $8MM) – Slower ramp (EBITDA positive expected now in 2015 vs. 2012)	• Pipeline assumption considerations include speed of ramp-up and absolute growth / profitability targets

Morgan Stanley

21

Confidential Project Garnet 22 Appendix B Valuation Supporting Materials

Confidential Summary of Key Transaction Terms (Sponsor A Transaction) TRANSACTION UPDATES Notes 1. Share price of $17.15 as of February 14, 2014 2. 30 day VWAP of $16.61 as of February 14, 2014 3. Share price of $19.12 as of August 6 , 2013. Highest price prior to that was $17.95 on July 16, 2013 (28.1% premium) 4. Assumes 17.1MM shares of Common Stock, 1.2MM shares of Class B Common Stock and dilution of options and PRSUs under the treas ury stock method as of 4/10/2014 5. Based on $30MM of debt and $54MM of cash and cash equivalents as of 12/31/2013 (per 10 - K filing) 6. Adj. EBITDA backs out startup and development costs; 2013 EBITDA adjusted for $2.5MM of non - recurring transaction costs per comp any earnings release Key Terms and Buyer Conditions • Implied Equity Value: $442MM (4) • Implied Aggregate Value: $418MM (5) • AV / 2013 EBITDA (Unadj . / Adj.): 26 .8x / 14.4x (6) • All equity financed • 3.2% break fee • 6.7% reverse break fee • Welcome participation of management and Fosun (limited to avoid Fosun shareholder vote) but not a condition. In case of roll - over would be willing to discuss post - closing governance arrangements similar to TPG Transaction • Willing to fund additional $130MM for pipeline post - closing • At this point, no firm arrangements with management regarding participation, employment, pipeline, etc. • $ 23 .00 per share in cash • Implied Premium: - 17.9% vs. TPG Transaction price ($19.50) - 34.1% vs . day pre - TPG Transaction announcement (1) - 38.5% vs. 30 Day VWAP (2) - 19.7 % vs. 52 - Week High (3) Project Garnet • Regulatory approvals (including Chinese antitrust approval) • Garnet shareholder vote • Conditions regarding representations & warranties, covenants and injunctions Price / Premium (pre Feb - 17) Transaction Metrics Other Provisions Key Closing Conditions 6

Confidential First Bid Second Bid Third Bid Fourth Bid Final TPG Bid Sponsor A Bid Revised TPG Bid Special Committee Meeting Date (1) 1/29/2013 5/1/2013 6/21/2013 8/8/2013 12/18/2013 2/14/2014 4/17/2014 4/18/2014 Proposal Price $14.00 - 15.00 $16.50 At Least $20.00 $20.00 $19.50 $19.50 $23.00 $24.00 % Change Since First Bid 10.0% - 17.9% 33.3% - 42.9% + 33.3% - 42.9% 30.0% - 39.3% 30.0% - 39.3% 53.3% - 64.3% 60.0% - 71.4% Implied Equity Value $246 - 264MM 298 372 379 370 369 442 461 Implied Aggregate Value $259 - 278MM 288 339 355 346 346 418 438 Premium to Then Current 30.5 - 39.8% 23.8% 28.9% + 16.8% 17.3% 21.6% 17.9% 23.0% Premium to Then 30-Day VWAP 32.7 - 42.2% 26.0% 27.8% + 20.3% 21.8% 16.9% 19.5% 24.7% Premium to Then 52-Week High 24.3 - 33.2% 14.7% 18.9% + 11.2% 1.5% 1.5% 16.5% 21.5% AV / 2012 Management EBITDA 13.8 - 14.8x 17.0x 20.0x + 20.9x 20.4x 20.4x 24.7x 25.8x AV / 2013 Management EBITDA 14.5 - 15.5x 15.1x 17.7x + 13.5x 21.0x 26.6x 26.8x 28.0x Basis Public Info Preliminary Diligence Preliminary Diligence Completed Diligence Confirmatory Diligence Buyer Group Discussions Confirmatory Diligence Buyer Group Discussions Confirmatory Diligence Confirmatory Diligence Buyer Group Discussions Garnet Share Price $10.73 $13.33 $15.52 $17.13 $16.63 $16.04 $19.51 $19.51 % Change Since First Bid 24.2% 44.6% 59.6% 55.0% 49.5% 81.8% 81.8% 30 Day VWAP $10.55 $13.09 $15.65 $16.62 $16.01 $16.69 $19.25 $19.25 % Change Since First Bid 24.1% 48.4% 57.5% 51.7% 58.2% 82.5% 82.5% Standalone Management EBITDA ($MM) and Trading Multiple (2) January 2013 Model March 2013 Model March 2013 Model June 2013 Model (3) October 2013 Model + Q4 Outlook 2013 Preliminary Actuals + 2014 Budget 2013 Actuals + 2014 Budget 2013 Actuals + 2014 Budget 2012 19 / 10.7x 17 / 12.6x 17 / 15.1x 17 / 17.7x 17 / 17.1x 17 / 16.4x 17 / 20.6x 17 / 20.6x 2013 18 / 11.2x 19 / 11.3x 19 / 13.3x 26 / 11.4x 16 / 17.6x 13 / 21.4x 16 / 22.4x 16 / 22.4x 2014 30 / 6.6x 36 / 5.9x 36 / 7.0x 38 / 8.0x 37 / 7.7x 36 / 7.8x 35 / 10.1x 35 / 10.1x Bid Evolution Project Garnet VALUATION SUPPORTING MATERIALS 23 Notes 1. Market prices as of April 11, 2014, February 7, 2014, December 17, 2013, August 2, 2013, June 20, 2013, April 25, 2013 and Ja nua ry 24, 2013, respectively 2. Management figures based on latest information provided to Morgan Stanley and / or bidder as of meeting date. Dates refer to mon th the model was provided 3. 2013 EBITDA higher than in previous iterations, due to ~$5MM lower start - up costs mainly related to delay of Rehab. On an apples - to - apples basis, EBITDA would be $21MM and 2013 proposal multiple would be ~16.9x Not Known to TPG

Confidential

Project Garnet

VALUATION SUPPORTING MATERIALS

Garnet Illustrative Valuation Matrix

2013 Actuals + 2014 Budget

Illustrative Valuation Matrix [1]

Assumed	Implied Equity	Implied Agg.	% Premium (Pre Feb-17) vs.							AV / EBITDA		P / E
Share Price	Value [2]	Value [3]	Current	30D VWAP	3M Avg.	6M Avg.	1Y Avg.	3 Year Avg.	52W High	2013A	2014B	2014E
Statistic			*$17.15*	*$16.61*	*$16.52*	*$16.70*	*$15.74*	*$12.68*	*$19.21*	*15.6*	*34.8*	*14.4*
$18.00	343	320	5.0%	8.4%	9.0%	7.8%	14.4%	41.9%	(6.3%)	20.5x	9.2x	23.9x
$18.50	353	330	7.9%	11.4%	12.0%	10.7%	17.6%	45.9%	(3.7%)	21.1x	9.5x	24.6x
$19.00	363	340	10.8%	14.4%	15.0%	13.7%	20.7%	49.8%	(1.1%)	21.7x	9.8x	25.3x
$19.50	373	350	13.7%	17.4%	18.0%	16.7%	23.9%	53.8%	1.5%	22.4x	10.0x	26.0x
$20.00	383	359	16.6%	20.4%	21.1%	19.7%	27.1%	57.7%	4.1%	23.0x	10.3x	26.7x
$20.50	392	369	19.5%	23.4%	24.1%	22.7%	30.3%	61.6%	6.7%	23.6x	10.6x	27.3x
$21.00	402	379	22.4%	26.5%	27.1%	25.7%	33.5%	65.6%	9.3%	24.2x	10.9x	28.0x
$21.50	412	389	25.4%	29.5%	30.2%	28.7%	36.6%	69.5%	11.9%	24.9x	11.2x	28.7x
$22.00	422	399	28.3%	32.5%	33.2%	31.7%	39.8%	73.5%	14.5%	25.5x	11.5x	29.4x
$22.50	432	409	31.2%	35.5%	36.2%	34.7%	43.0%	77.4%	17.1%	26.1x	11.7x	30.1x
$23.00	442	418	34.1%	38.5%	39.2%	37.7%	46.2%	81.4%	19.7%	26.8x	12.0x	30.8x
$23.50	451	428	37.0%	41.5%	42.3%	40.7%	49.3%	85.3%	22.3%	27.4x	12.3x	31.4x
$24.00	461	438	39.9%	44.5%	45.3%	43.7%	52.5%	89.2%	24.9%	28.0x	12.6x	32.1x

TPG Transaction | Sponsor A Transaction | Revised TPG Transaction | Precedent Transactions (15-20x LTM EBITDA)

Notes

1. Market data as of 2/14/2014
2. Based on 17.1MM basic shares of Common Stock, 1.2MM shares of Class B Common Stock and dilution of options and PRSUs under the treasury stock method
3. Based on $30MM of debt and $54MM of cash and cash equivalents as of 12/31/2013 (per 10-K filing)

Morgan Stanley

24

Confidential 0 5 10 15 20 25 30 Apr-09 Nov-09 Jul-10 Feb-11 Oct-11 May-12 Jan-13 Aug-13 Apr-14 LTM AV / EBITDA (1) (2) x 0 5 10 15 20 25 Apr-09 Nov-09 Jul-10 Feb-11 Oct-11 May-12 Jan-13 Aug-13 Apr-14 NTM AV / EBITDA (1) (2) x Relative Trading Valuation History Project Garnet VALUATION SUPPORTING MATERIALS 25 • Trading multiples for Garnet and Comparables have recovered from early 2009 trough and are at 5 - year high levels • On a historical basis, valuation ascribed to Garnet shares have been at a discount to Asian and US High Growth Comparables and a premium to US Hospitals • Garnet has narrowed the multiple gap prior to the announcement of the TPG and Fosun bid , especially since the price spike in August Garnet vs. Comparables (1) – Last Five Years 19.1x 20.9x Notes 1. Market data as of April 11, 2014 2. NTM EPS and EBITDA estimates flat - lined where projections are unavailable 3. US Hospitals include HCA, VHS, CYH, UHS, THC, HMA and LPNT. VHS and HMA excluded after last unaffected price dates of Jun e 21, 2013 and May 24, 2013 respectively 4. Small to Mid - Cap High Growth Healthcare Services include BioScrip , AmSurg, Advisory Board, Athenahealh, HMS and IPC; Accretive Health is removed from the analysis due to the company’s disclosure of its evaluation of its revenue recognition practices 5. Tier 1 Comparables include Bangkok Dusit, Bumrungrand, KPJ and Bangkok Hospital 6. Tier 2 Comparables include IHH, Apollo, Raffles and Fortis Garnet Tier 1 Comparables (5) Tier 2 Comparables (6) US Hospital Comparables (3) Small to Mid - Cap High Growth Healthcare Services Comparables (4) Legend 22.2x 8 .2x 16.4x 18.2 x 13.4x 7.5 x Source CapIQ, Thomson I/B/E/S estimates Source CapIQ, Thomson I/B/E/S estimates Historical NTM AV / EBITDA Averages x Year Ending Dec-31 2010 2011 2012 20132014YTD 5 Yr. Avg. Tier 1 Comparables 8.9 10.8 13.9 15.3 14.8 11.6 Tier 2 Comparables 15.9 16.2 15.5 20.3 18.3 16.5 US Hospitals 6.5 6.3 6.0 7.0 7.4 6.6 High Growth Comparables 12.3 13.7 14.0 14.0 14.1 13.3 2/17/14 : Announces TPG Transaction Historical LTM AV / EBITDA Averages x Year Ending Dec-31 2010 2011 2012 2013 / 2014 YTD 5 Yr. Avg. Garnet 7.4 11.6 11.5 14.5 11.1 Tier 1 Comparables 9.5 12.2 16.7 18.5 13.5 Tier 2 Comparables 20.3 19.7 19.0 21.5 19.8 US Hospitals 6.8 7.0 6.4 8.0 7.0 High Growth Comparables 17.6 19.2 20.0 21.6 18.8

Confidential $24.41 $29.36 $33.35 $35.45 $10.03 $18.60 $24.16 $27.14 $21.62 $21.32 $19.96 $33.23 $10.10 $13.39 $11.42 $15.35 $24.41 $24.71 $23.48 $23.56 $10.03 $15.72 $17.12 $18.15 0 10 20 30 40 12/31/2013 12/31/2014 12/31/2015 12/31/2016 Illustrative Present Value of Future Share Price (1)(2) $ $24.41 $32.38 $40.60 $47.64 $10.03 $20.50 $29.37 $36.42 $21.62 $23.50 $24.26 $44.65 $10.10 $14.75 $13.90 $20.54 $24.41 $27.25 $28.55 $31.59 $10.03 $17.32 $20.80 $24.31 0 10 20 30 40 50 12/31/2013 12/31/2014 12/31/2015 12/31/2016 Illustrative Undiscounted Future Share Price (1) $ Illustrative Discounted Future Equity Value VALUATION SUPPORTING MATERIALS 26 Notes 1. Breakage costs treated as debt in Base Plan 2. Projected future price discounted back to 12/31/2013 at the cost of equity mid - point of 10.5% for 2014 Budget + October 2013 Mod el, Sensitivity Plan and Base + Growth 3. Market data as of 4/11/2014; Garnet current data as of 2/14/2014;L5Y Garnet average excludes post Feb - 17 data 4. Based on LTM EBITDA as of 12/31/2013 (last reported quarter) 5. Applies average % revenue achievement of past 5 - year plans to Base Plan metrics (EBITDA, Free Cash Flow). Constant % applied in out years. Future net debt balance increased by cumulative delta in free cash flow 6. Incremental funding requirements assumed funded 100% through debt Project Garnet • Base Plan and current valuation imply ~10.0x NTM multiple • Select Considerations – Lack of Street estimates – Requires history of consistent execution of growth plans – Increase in size and diversification – Structural factors 13.0x AV / Forward EBITDA (Sustainable Rerating to Peers) 11.0x AV / Trailing EBITDA (History) Base Plan (2014 Budget + October 2013 Model) 13.0x AV / Forward EBITDA (Sustainable Rerating to Peers) 11.0x AV / Trailing EBITDA (History) Base + Growth (6) Valuation Date: Implied LTM: 28.9x 17.7x 15.7x 14.9x Implied LTM: 25.4x 16.6x 16.2x 20.8x 13.0x AV / Forward EBITDA (Sustainable Rerating to Peers) 11.0x AV / Trailing EBITDA (History) Sensitivity Plan (5) Revised TPG Proposal Current Price $24.00 $17.15 Trailing Multiple Current (pre Feb-17) (4) 19.1x L5Y Average 11.1x L5Y Average Tier I Peers 13.5x Reference Data (3)

Confidential Asia / PAC VALUATION SUPPORTING MATERIALS 27 Hospitals and ASCs Precedent Transactions Project Garnet Recently announced US Hospital acquisitions : • 6/24/13 - Tenet acquisition of Vanguard Health Systems: 7.9x LTM EBITDA • 7/30/13 – Community Health acquisition of Health Management Associates: 8.3x LTM EBITDA Notes 1. Excludes exceptional items 2. TSO excludes 40.91 MM Pantai Holdings’ shares held as Treasury Shares. On 28 August 2006, Pantai Irama Ventures (“PIV”) becam e a substantial shareholder of Pantai Holdings with a 6.6% stake. Concurrently, PIV entered into a Sale and Purchase Agreement to acquire a 28.6% stake from Parkwa y’s subsidiary. As a result, PIV launched a mandatory tender offer to acquire the remaining Pantai Holdings’ shares it did not already own 3. Negative Net Income and EBITDA in FY04 4. Deals valued $200MM or more from 1/1/2007 – 2013 All Cash Consideration 1st Quartile (4.3%) Mean 7.8% Median 8.7% 3rd Quartile 21.8% U.S. Premiums to 52 Week High (4) Date Deal Value Equity Value P / LTM P / Latest EV / LTM Announced Target Name Acquiror Name % Acquired % Post ($ MM) ($ MM) Earnings (x) BV (x) Sales (x) EBITDA (x) (1) India 24-Aug-09 Wockhardt (10 Hospitals) Fortis Healthcare 100.0% 100.0% 187 187 NA NA 1.4x 35.9x 31-Aug-07 Apollo Hospitals Apax Partners 12.0% 12.0% 105 874 44.3x 4.7x 3.9x 21.7x 28-Sep-05 Escorts Heart Institute Fortis Healthcare 90.0% 90.0% 133 148 NM NA 2.3x 16.5x 10-Sep-09 Malar Hospital Fortis Healthcare 46.0% 46.0% 5 12 12.2x 4.0x 5.0x 18.1x Singapore 29-Oct-10 Thomson Medical Centre Peter Lim 39.3% 39.3% 156 397 32.3x 3.6x 5.9x 20.5x 27-May-10 Parkway Holdings Khazanah 71.3% 95.0% 2,287 3,208 37.4x 3.0x 5.1x 27.2x 11-Mar-10 Parkway Holdings Fortis Healthcare 23.9% 23.9% 686 2,877 34.1x 2.8x 4.8x 25.2x 30-Apr-08 Parkway Holdings Khazanah 16.4% 20.8% 392 2,386 36.1x 5.4x 4.0x 21.1x 26-May-05 Parkway Holdings Investor Group 26.0% 26.0% 188 723 20.7x 2.8x 3.3x 12.4x Hong Kong 14-Oct-13 Quality Healthcare British United Provident Association 100.0% 100.0% 355 355 NA NA 2.3x 25.7x Malaysia 28-Aug-06 Pantai Holdings (2) Pantai Irama Ventures 100.0% 100.0% 353 353 25.6x 2.2x 1.6x 10.2x Thailand 22-Dec-06 Bangkok Dusit Medical Bangkok Airways 9.7% 9.7% 109 1,129 32.7x 4.5x 3.5x 17.3x 20-Jan-06 Bumrungrad Hospital Investor Group 11.9% 11.9% 55 466 17.5x 7.0x 2.9x 11.9x Australia 14-May-10 Healthscope Ltd Investor Group 100.0% 100.0% 1,770 1,770 21.4x 1.7x 1.5x 11.1x 30-Mar-05 Nova Health Ltd (3) Healthscope Ltd 100.0% 100.0% 56 56 NM 3.3x 1.3x N/M Mean 28.6x 3.7x 3.3x 19.6x Median 32.3x 3.5x 3.3x 19.3x Maximum 44.3x 7.0x 5.9x 35.9x Minimum 12.2x 1.7x 1.3x 10.2x Selected Precedent Transactions Statistics

Confidential Assumes 25% Target IRR; 14.0x LTM Exit Multiple; 5-Year Investment '13 - '18 2018E EBITDA Margin Rev. CAGR 14.0% 16.0% 18.0% 19.6% 22.0% 10.0% $10.27 $12.08 $13.87 $15.26 $17.40 12.5% $11.53 $13.52 $15.47 $17.01 $19.37 15.4% $13.15 $15.35 $17.54 $19.27 $21.91 17.5% $14.37 $16.75 $19.13 $21.00 $23.86 20.0% $15.97 $18.58 $21.19 $23.25 $26.40 Implied Potential Offer Price (1) Illustrative Leveraged Buyout Analysis Project Garnet VALUATION SUPPORTING MATERIALS 28 Key Assumptions : • 12/2013 transaction date • Valuation based on Management Projections (2014 Budget + October 2013 Model) – Does not include any unapproved / unfunded new hospitals (e.g. Qingdao) • 0.0x PF Debt / EBITDA – Refinance all existing debt – RMB100MM (~$16MM) minimum cash • Exit in 2018E Select Considerations • Appropriate return target • Ability to achieve or further enhance growth and margin expansion • Multiple re - rating? Notes 1. Assumes parallel shifts in growth and margin trajectory over time. Capital expenditures and change in net working capital flexed as % of revenue 2. Assumes growth projects are 100% equity funded 3. 100% / 50% refers to the level of projected EBITDA achieved for growth projects October 2013 Model (19.6 % Margin, 15.4% CAGR) January 2013 Model ( 1 6.3 % Margin, 10.9% CAGR) Base Plan Base Plan + Growth Projects (2) 5-Year Investment Target LTM Exit Multiple IRR 11.0x 13.0x 15.0x 17.0x 20.0% $19.33 $22.27 $25.21 $28.15 22.5% $17.38 $20.04 $22.70 $25.35 25.0% $15.66 $18.07 $20.47 $22.87 27.5% $14.13 $16.32 $18.50 $20.67 30.0% $12.76 $14.76 $16.74 $18.72 Implied Potential Offer Price 5-Year Investment Target LTM Exit Multiple IRR 14.0x 16.0x 18.0x 20.0x 25.0% $17.76 $20.99 $24.21 $27.43 27.5% $15.51 $18.44 $21.37 $24.28 30.0% $13.52 $16.18 $18.84 $21.50 32.5% $11.72 $14.18 $16.60 $19.02 35.0% $10.12 $12.38 $14.60 $16.81 Implied Potential Offer Price - 50% Growth (3) 5-Year Investment Target LTM Exit Multiple IRR 14.0x 16.0x 18.0x 20.0x 25.0% $20.57 $24.19 $27.81 $31.43 27.5% $18.05 $21.33 $24.61 $27.89 30.0% $15.82 $18.80 $21.78 $24.75 32.5% $13.84 $16.55 $19.27 $21.97 35.0% $12.05 $14.55 $17.02 $19.50 Implied Potential Offer Price - 100% Growth (3)

Confidential

Project Garnet

VALUATION SUPPORTING MATERIALS

Illustrative Discounted Cash Flow Analysis Sensitivity

Based on Management Projections (2014 Budget + October 2013 Model) – Base Plan

- 5 year DCF as of 12/31/2013
- Valuation based on Management Projections (2014 Budget + October 2013 Model)
  - Does not include any unapproved / unfunded new hospitals
- Additional sensitivities
  - 50 bps change in PGR implies ~$1.25 – $2.00 per share change
  - 100 bps change in discount rate implies ~$2.75 - $4.50 per share change
- Does not include value for 30% stake in CML:
  - 12/31/2013 book value implies $1.84 / share [3]
  - Alma Laser transaction implied $1.65 / share [3]

DCF Sensitivity [1][2]

11.00% Discount Rate; 3.0% PGR

'13 - '18	2018E EBITDA Margin			
Rev. CAGR	14.0%	16.0%	18.0%	19.6%
10.0%	$10.32	$12.59	$14.83	$16.58
12.5%	$11.94	$14.42	$16.87	$18.80
15.4%	$14.01	$16.75	$19.49	$21.64
17.5%	$15.56	$18.52	$21.48	$23.82
20.0%	$17.59	$20.84	$24.08	$26.64

DCF Sensitivity [1][2]

9.00% Discount Rate; 3.0% PGR

'13 - '18	2018E EBITDA Margin			
Rev. CAGR	14.0%	16.0%	18.0%	19.6%
10.0%	$13.58	$16.52	$19.46	$21.77
12.5%	$15.76	$19.01	$22.25	$24.81
15.4%	$18.56	$22.21	$25.84	$28.72
17.5%	$20.70	$24.65	$28.59	$31.71
20.0%	$23.48	$27.83	$32.18	$35.61

October 2013 Model (19.6% Margin, 15.4% CAGR) Jan. 2013 Model (16.3% Margin, 10.9% CAGR)

Notes
1. Assumes parallel shifts in growth and margin trajectory over time. Capital expenditures unchanged on $ basis. Change in net working capital flexed as % of revenue
2. Assumes 35% tax rate
3. Assumes fully diluted shares outstanding at $23.00 per share offer price

Morgan Stanley

29

Confidential Garnet WACC Analysis Project Garnet VALUATION SUPPORTING MATERIALS 30 Notes 1. Market data as of 4/11/2014 2. Levered Barra predicted beta as of last unaffected month (January 2014) WACC Calculation Base Low High Cost of Equity Risk-Free Rate (10-Year Chinese Government Bond, Spot) 4.4% 4.4% 4.4% Assumed Equity Risk Premium 6.0% 6.0% 6.0% Levered Barra Predicted Beta (US Equity Model) (2) 0.96 0.96 0.96 Sensitivity Adjustment -- (1.0%) 1.0% Cost of Equity 10.2% 9.2% 11.2% Cost of Debt Estimated Pre-Tax Cost of Debt 7.3% 7.3% 7.3% Tax Rate 35.0% 35.0% 35.0% Cost of Debt 4.7% 4.7% 4.7% Capital Structure Equity 92% 373 373 373 Debt 8% 30 30 30 Total Capital 100% 403 403 403 WACC 9.8% 8.8% 10.7% Garnet WACC Analysis (1)